Exhibit 10.2

Award No.

KITE REALTY GROUP TRUST

2013 EQUITY INCENTIVE PLAN

APPRECIATION ONLY LTIP UNIT AGREEMENT

COVER SHEET

Pursuant to the Kite Realty Group Trust 2013 Equity Incentive Plan (as it may be amended and/or restated from time to time, the “Plan”) and the Amended and Restated Agreement of Limited Partnership of Kite Realty Group, L.P. (as it may be amended and/or restated from time to time, the “Limited Partnership Agreement”), Kite Realty Group, L.P., a Delaware limited partnership (the “Limited Partnership”), and Kite Realty Group Trust, a Maryland real estate investment trust and the sole general partner of the Limited Partnership (the “Company”), together hereby grant and issue to the grantee (the “Grantee”) named below an award (the “Award”) of Class AO LTIP Units (“AO LTIP Units”) in the number set forth below, in consideration of the Grantee’s agreement to provide services to or for the benefit of the Limited Partnership.  The AO LTIP Units have the rights, voting powers, restrictions, limitations as to distributions, qualifications, and terms and conditions of conversion and redemption set forth in the Limited Partnership Agreement.  Upon the close of business on the Final Acceptance Date, if the terms and conditions of the Award set forth on this cover sheet and in the attached Appreciation Only LTIP Unit Agreement (collectively, the “Agreement”), in the Limited Partnership Agreement, and in the Plan are accepted, the Grantee shall receive the number of AO LTIP Units specified below, effective as of the Grant Date, subject to the vesting, forfeiture, and other conditions set forth in this Agreement, in the Limited Partnership Agreement, and in the Plan.

Grant Date:

Name of Grantee:

Grantee’s Identification Number:

Number of AO LTIP Units covered by this Award:

Class AO LTIP Unit Participation Threshold per AO LTIP Unit covered by this Award:

Final Acceptance Date:

Expiration Date:

By the Grantee’s signature below, the Grantee agrees to all of the terms and conditions described herein, in the Agreement, in the Limited Partnership Agreement, and in the Plan, copies of which have been provided to the Grantee in connection with the Agreement.  The Grantee acknowledges that the Grantee has carefully reviewed the Limited Partnership Agreement and the Plan and agrees that the Limited Partnership Agreement and the Plan will control in the event any provision of this Agreement should appear to be inconsistent.

KITE REALTY GROUP, L.P.

By:	Kite Realty Group Trust,
a Maryland real estate investment trust, its general partner
By:
Name:
Title:

KITE REALTY GROUP TRUST

By:
Name:
Title:

GRANTEE:

(Sign Name)

(Print Name)

Address:

Attachment

This is not a share certificate or a negotiable instrument.

KITE REALTY GROUP TRUST

2013 EQUITY INCENTIVE PLAN

APPRECIATION ONLY LTIP UNIT AGREEMENT

Acceptance of Agreement

Unless the Grantee is already a Partner (as defined in the Limited Partnership Agreement), the Grantee must sign, as a Partner, and deliver to the Limited Partnership, a Limited Partner Acceptance to the Limited Partnership Agreement (attached hereto as Exhibit A).  Upon signature and delivery of the Limited Partner Acceptance on or prior to the Final Acceptance Date, to the extent required, the Grantee shall be admitted as a Partner of the Limited Partnership, as of the Grant Date, with beneficial ownership of the number of AO LTIP Units specified on the cover sheet of this Agreement.  Thereupon, the Grantee shall have all the rights of a Partner of the Limited Partnership with respect to the number of AO LTIP Units specified on the cover sheet of this Agreement, as set forth in the Limited Partnership Agreement, subject, however, to the restrictions and conditions specified herein, in the Limited Partnership Agreement, and in the Plan.  In order to confirm receipt of this Agreement, the Grantee must sign and deliver to the Company a copy of this Agreement.

AO LTIP Units Generally

The AO LTIP Units are a class of partnership interests in the Limited Partnership that are intended to qualify as “profits interests” for federal income tax purposes. Subject to the terms of the Limited Partnership Agreement and the vesting conditions set forth in Exhibit B, the AO LTIP Units allow the Grantee to realize value to the extent the Fair Market Value of a Share exceeds the Class AO LTIP Unit Participation Threshold of an AO LTIP Unit as set forth on the cover sheet.  Should the AO LTIP Units become vested and exercisable, the value of a Vested AO LTIP Unit (as defined below) is realized through the exercise of the AO LTIP Units and the conversion of such AO LTIP Units into LTIP Units (as defined in the Limited Partnership Agreement), along with any special distributions and/or allocations received in respect of the Vested AO LTIP Units upon such conversion, as set forth in this Agreement and in the Limited Partnership Agreement.

Vesting of AO LTIP Units

The AO LTIP Units shall vest, if at all, based on the terms and provisions of Exhibit B attached hereto.  The number of AO LTIP Units that become vested shall be referred to as “Vested AO LTIP Units.”  AO LTIP Units that have not vested shall be referred to as “Unvested AO LTIP Units.”

To the extent the Grantee is a party to another agreement or arrangement with the Company or any Affiliate that provides either (i) accelerated vesting of the AO LTIP Units granted hereunder in the event of certain types of employment terminations or any other applicable vesting-related events or (ii) provides more favorable vesting provisions with respect to the AO LTIP Units granted hereunder than provided for in this Agreement, such accelerated vesting provisions are hereby expressly superseded and replaced with respect to this Award.

Leaves of Absence

For purposes of this Agreement, the Grantee’s Service does not terminate when the Grantee goes on a bona fide leave of absence that was approved by the Grantee’s employer in writing if the terms of the leave provide for continued Service crediting or when continued Service crediting is required by applicable law.  The Grantee’s Service terminates in any event when the approved leave ends unless the Grantee immediately returns to active employee work.

The Grantee’s employer may determine, in its discretion, which leaves count for this purpose and when the Grantee’s Service terminates for all purposes under the Agreement and the Plan, in accordance with the provisions of the Plan.  Notwithstanding the foregoing, the Company may determine, in its discretion, which leaves count for this purpose even if the Grantee’s employer does not agree.

Forfeiture of AO LTIP Units

The AO LTIP Units shall be subject to forfeiture in accordance with the terms and provisions of Exhibit B attached hereto.  Upon such forfeiture, the Grantee’s rights to such AO LTIP Units shall be null and void, and neither the Grantee nor any of the Grantee’s successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such AO LTIP Units.

Distributions	The Grantee shall be entitled to receive such distributions, if any, in respect of the AO LTIP Units as set forth in the Limited Partnership Agreement.

Conversion into Vested LTIP Units

The Grantee may elect to convert Vested AO LTIP Units into Vested LTIP Units (as defined in the Limited Partnership Agreement) during the Term (as defined and described in Exhibit B) in accordance with the terms and conditions of Exhibit B and the Limited Partnership Agreement.

Vested AO LTIP Units may be subject to mandatory conversion into Vested LTIP Units as set forth in Exhibit B or the Limited Partnership Agreement.

Restrictions on Transfer

The Grantee shall not, without the consent of the Company (which the Company may give or withhold in its sole discretion), sell, pledge, assign, hypothecate, transfer, or otherwise dispose of (collectively, “Transfer”) any AO LTIP Units (the “Transfer Restrictions”); provided, however, that the Transfer Restrictions shall not apply to any Transfer of AO LTIP Units to the Limited Partnership or the Company or to any Transfer by will or pursuant to the laws of descent and distribution.

In addition, during the three (3)-year period which begins as of the Grant Date of the AO LTIP Units, the AO LTIP Units (and any LTIP Units, Partnership Units, Shares, or other securities into which such AO LTIP Units may be converted) may not be Transferred, nor may the AO LTIP Units (and any LTIP Units, Partnership Units, Shares, or other securities into which such AO LTIP Units may be converted) be made subject to execution, attachment, or similar process; provided, however, that this Transfer Restriction shall not prohibit the Grantee from exchanging or otherwise disposing of the AO LTIP Units (and any LTIP Units, Partnership Units, Shares, or other securities into which such AO LTIP Units may be converted) in connection with a Corporate Transaction or other transaction in which AO LTIP Units or other securities held by other Limited Partners (as defined in the Limited Partnership Agreement) or Company shareholders, as applicable, are required to be exchanged or otherwise disposed.

Investment Representation

The Grantee hereby makes the covenants, representations, and warranties set forth on Exhibit C attached hereto as of the date of acceptance of this Agreement and on each applicable vesting date, as determined in Exhibit B attached hereto.  All of such covenants, representations, and warranties shall survive the execution and delivery of this Agreement by the Grantee.  The Grantee shall immediately notify the Limited Partnership upon discovering that any of the representations or warranties set forth on Exhibit C were false when made or have, as a result of changes in circumstances, become false.

Registration

The Grantee hereby acknowledges that the AO LTIP Units have not been registered under the Securities Act and that the AO LTIP Units cannot be transferred by the Grantee other than in accordance with the terms and conditions set forth in this Agreement, the Limited Partnership Agreement, and the Plan and, in any event, unless such transfer is registered under the Securities Act or an exemption from such registration is available.  Neither the Company nor the Limited Partnership has made any agreements, covenants, or undertakings whatsoever to register the transfer of the AO LTIP Units under the Securities Act.  Neither the Company nor the Limited Partnership has made any covenants, representations, or warranties whatsoever as to whether any exemption from the Securities Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 of the Securities Act (“Rule 144”), will be available.  If an exemption under Rule 144 is available at all, it will not be available until all applicable terms and conditions of Rule 144 have been satisfied.

Code Section 83(b) Election	The Grantee hereby agrees to make an election to include in gross income in the year of transfer the AO LTIP Units pursuant to Section

83(b) of the Code, substantially in the form attached hereto as Exhibit D and to supply the necessary information in accordance with the regulations promulgated thereunder.

THE GRANTEE ACKNOWLEDGES THAT IT IS THE GRANTEE’S SOLE RESPONSIBILITY, AND NOT THE COMPANY’S OR THE LIMITED PARTNERSHIP’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF THE GRANTEE REQUESTS THE COMPANY, THE LIMITED PARTNERSHIP, OR THEIR RESPECTIVE REPRESENTATIVES TO MAKE THIS FILING ON THE GRANTEE’S BEHALF.  THE GRANTEE IS RELYING SOLELY ON THE GRANTEE’S OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER TO FILE ANY CODE SECTION 83(b) ELECTION AND REGARDING THE ACCURACY AND TIMELINESS OF SUCH FILING.

Amendment

The Grantee acknowledges that the Limited Partnership Agreement and the Plan may be amended, suspended, or terminated and that this Agreement may be amended, suspended, or terminated by the Company, on behalf of the Limited Partnership, for the purpose of satisfying changes in law or for any other lawful purpose, provided that no such action shall impair the Grantee’s rights under this Agreement without the Grantee’s written consent.

Withholding Taxes

The Grantee agrees as a condition of this Award that the Grantee will make acceptable arrangements to pay any withholding or other taxes that may be due in connection with the Award of the AO LTIP Units.  In the event that the Company or an Affiliate, as applicable, determines that any federal, state, local, or foreign tax or withholding payment is required relating to the AO LTIP Units, the Company or an Affiliate, as applicable, shall have the right to require such payments from the Grantee, or withhold such amounts from other payments due to the Grantee from the Company or an Affiliate, as applicable.

Retention Rights

This Agreement and the Award evidenced hereby do not give the Grantee the right to be retained by the Company or an Affiliate in any capacity.  Unless otherwise specified in an employment or other written agreement between the Company or an Affiliate, as applicable, and the Grantee, the Company or an Affiliate, as applicable, reserves the right to terminate the Grantee’s Service at any time and for any reason.

Legend

The records of the Limited Partnership evidencing the AO LTIP Units shall bear an appropriate legend, as determined by the Limited Partnership in its sole discretion, to the effect that such AO LTIP Units are subject to restrictions as set forth in this Agreement, in the Limited Partnership Agreement, and in the Plan.

Clawback

This Award is subject to mandatory repayment by the Grantee to the Company to the extent the Grantee is or in the future becomes subject to any Company “clawback” or recoupment policy that requires the repayment by the Grantee to the Company of compensation paid by the Company to the Grantee in the event that the Grantee fails to comply with, or violate, the terms or requirements of such policy.

If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, and the Grantee knowingly engaged in the misconduct, was grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct, or was grossly negligent in failing to prevent the misconduct, the Grantee shall reimburse the Company the amount of any payment in settlement of this Award earned or accrued during the twelve (12)-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document that contained such material noncompliance.

Applicable Law and Venue

This Agreement will be interpreted and enforced under the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.  The Grantee agrees that the exclusive venue for any disputes arising out of or related to this Agreement shall be the state or federal courts located in Indianapolis, Indiana.

Remedies

The Grantee shall be liable to the Company and the Limited Partnership for all costs and damages, including incidental and consequential damages, resulting from a disposition of the Award or the AO LTIP Units which is in violation of the provisions of this Agreement, the Limited Partnership Agreement, or the Plan.  Without limiting the generality of the foregoing, the Grantee agrees that the Company and the Limited Partnership shall be entitled to obtain specific performance of the Grantee’s obligations under this Agreement and immediate injunctive relief in the event any action or proceeding is brought in equity to enforce the same.  The Grantee will not urge as a defense that there is an adequate remedy at law.

The Plan	The text of the Plan is incorporated into this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the

Plan and have the meanings set forth in the Plan.

This Agreement, the Limited Partnership Agreement, and the Plan constitute the entire understanding between the Grantee and the Company and the Limited Partnership regarding this Award.  Any prior agreements, commitments, or negotiations concerning this Award are superseded; except that, unless otherwise specifically noted in this Agreement, any written employment, consulting, confidentiality, non-competition, non-solicitation, and/or severance agreement between the Grantee and the Company or an Affiliate, as applicable, shall supersede this Agreement with respect to its subject matter.

Data Privacy

In order to administer the Plan, the Company may process personal data about the Grantee.  Such data includes, but is not limited to, information provided in this Agreement and any changes thereto, other appropriate personal and financial data about the Grantee, such as the Grantee’s contact information, payroll information, and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan.

By accepting this Award, the Grantee gives explicit consent to the Company to process any such personal data.

Consent to Electronic Delivery

The Company may choose to deliver certain statutory materials relating to the Plan in electronic form.  By accepting the AO LTIP Units, the Grantee agrees that the Company may deliver the Plan prospectus and the Company’s annual report to the Grantee in an electronic format.  If at any time the Grantee would prefer to receive paper copies of these documents, as the Grantee is entitled to, the Company would be pleased to provide copies.  Please contact David Buell at (317) 577-5600 to request paper copies of these documents.

Code Section 409A

It is intended that this Award comply with Code Section 409A or an exemption to Code Section 409A.  To the extent that the Company determines that the Grantee would be subject to the additional twenty percent (20%) tax imposed on certain non-qualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of this Agreement, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax.  The nature of any such amendment shall be determined by the Company.  For purposes of this Award, a termination of employment only occurs upon an event that would be a “separation from service” within the meaning of Code Section 409A.

Profits Interest

The Company, the Limited Partnership, and the Grantee acknowledge and agree that the AO LTIP Units are hereby issued to the Grantee for the performance of services to or for the benefit of the Limited Partnership in the Grantee’s capacity as a Partner or in anticipation of becoming a Partner.

The Company, the Limited Partnership, and the Grantee intend that (i) the AO LTIP Units be treated as “profits interests” within the meaning of the Code, the Treasury Regulations promulgated thereunder, and any published guidance by the Internal Revenue Service with respect thereto, including, without limitation, Internal Revenue Service Revenue Procedure 93-27, 1993-2 C.B. 343, as clarified by Internal Revenue Service Revenue Procedure 2001-43, 2001-2 C.B. 191; (ii) the issuance of such interests not be a taxable event to the Limited Partnership or the Grantee as provided in such Revenue Procedures; and (iii) this Agreement, the Limited Partnership Agreement, and the Plan be interpreted consistently with such intent.

The Grantee is urged to consult with the Grantee’s own tax advisor regarding the tax consequences of the receipt of AO LTIP Units, the vesting of AO LTIP Units, the conversion of AO LTIP Units into LTIP Units (or Partnership Units or Shares), the holding of AO LTIP Units (or Partnership Units or Shares), and the acquisition, holding, and disposition of LTIP Units, Partnership Units, or Shares.

The Grantee shall make no contribution of capital to the Limited Partnership in connection with the Award and, as a result, the Grantee’s Capital Account (as defined in the Limited Partnership Agreement) balance in the Limited Partnership immediately after the Grantee’s receipt of the AO LTIP Units shall be equal to zero, unless the Grantee was a Partner in the Limited Partnership prior to this Award, in which case the Grantee’s Capital Account balance shall not be increased as a result of the receipt of the AO LTIP Units.

By signing this Agreement, the Grantee agrees to all of the terms and conditions described above, in the Limited Partnership Agreement, and in the Plan.

EXHIBIT A

LIMITED PARTNER ACCEPTANCE

This Limited Partner Acceptance to the Amended and Restated Agreement of Limited Partnership of Kite Realty Group, L.P. (the “Acceptance”), which Acceptance is incorporated into that certain Amended and Restated Agreement of Limited Partnership of Kite Realty Group, L.P. dated as of August 16, 2004 and as amended from time to time (the “Limited Partnership Agreement”), is executed and delivered by the undersigned.  As of the date hereof, the undersigned, designated as an Additional Limited Partner, is admitted as a Limited Partner of the Partnership, and by said undersigned’s execution and delivery hereof, said undersigned agrees to be bound by the terms and provisions of the Limited Partnership Agreement, including the power of attorney set forth in Section 15.11 of the Limited Partnership Agreement.  The number of AO LTIP Units (as defined in the Agreement to which this Exhibit A is attached) issued as of the date hereof to the undersigned designated as an Additional Limited Partner is shown opposite such Additional Limited Partner’s signature below.  All terms used herein and not otherwise defined shall have the meanings given them in the Limited Partnership Agreement.

This Acceptance may be executed in two or more counterparts, each of which shall be deemed an original but all of which collectively shall constitute one and the same document.

Dated:	GENERAL PARTNER

KITE REALTY GROUP TRUST

By:
Name:
Title:

ADDITIONAL LIMITED PARTNER

Number of AO LTIP Units:
Name:
Tax ID#:
Address:

A-1

EXHIBIT B

KITE REALTY GROUP TRUST APPRECIATION ONLY LTIP UNITS

VESTING AND EXERCISE RULES(1)

ARTICLE I: PURPOSE

The purpose of these Kite Realty Group Trust AO LTIP Units Vesting and Exercise Rules is to establish the mechanisms for determining the number of AO LTIP Units, if any, that will vest under the Agreement and for the exercise and conversion of any Vested AO LTIP Units.

ARTICLE II: DEFINITIONS

The capitalized terms below shall have the following meanings for purposes of this Exhibit B.  Capitalized terms that are used but not defined herein shall have the meanings provided in the Agreement to which this Exhibit B is attached, in the Limited Partnership Agreement, or in the Plan.

2.1                               “Good Reason” shall have the meaning provided in an applicable employment or other service agreement between the Company (or an Affiliate) and the Grantee or, if no such agreement exists or such agreement does not contain a “good reason” definition, then Good Reason shall mean the occurrence of any one or more of the following events without the Grantee’s prior written consent, subject to the cure provisions described below:

(a)                                 The material reduction of the Grantee’s authority, duties, and responsibilities, or the assignment to the Grantee of duties materially and adversely inconsistent with the Grantee’s position or positions with the Company or an Affiliate;

(b)                                 A reduction of the Grantee’s annual base salary, except in connection with a reduction in compensation generally applicable to similarly-situated employees of the Company or an Affiliate; or

(c)                                  A requirement by the Company or an Affiliate that the Grantee’s work location be moved more than fifty (50) miles from its existing location.

Notwithstanding the foregoing, the Grantee will not be deemed to have resigned for Good Reason unless (1) the Grantee provides the Company with written notice setting forth in reasonable detail the facts and circumstances claimed by the Grantee to constitute Good Reason within sixty (60) days after the date of the occurrence of any event that the Grantee knows or should reasonably have known to constitute Good Reason; (2) the Company fails to cure such acts or omissions within thirty (30) days following its receipt of such notice; and (3) the effective date of the Grantee’s termination for Good Reason occurs no later than thirty (30) days after the expiration of the cure period.

(1)  The Company may in future awards develop different vesting and exercise requirements under the Kite Realty Group Trust 2013 Equity Incentive Plan.

2.2                               “Qualifying Termination” means a termination of the Grantee’s Service by the Company without Cause, by the Grantee for Good Reason, due to the Grantee’s death or Disability, or by the Grantee on account of Retirement.

2.3                               “Retirement” shall have the meaning provided in an applicable employment or other service agreement between the Company (or an Affiliate) and the Grantee or, if no such agreement exists or such agreement does not contain a “retirement” definition, then Retirement shall mean the Grantee’s voluntary resignation of Service with the Company and all of its Affiliates (which, for the avoidance of doubt shall exclude a resignation by the Grantee at a time when the Company could terminate the Grantee’s Service for Cause) after the attainment of age sixty (60) and ten (10) years of Service.

ARTICLE III: NUMBER AND VESTING OF APPRECIATION ONLY LTIP UNITS

3.1          AO LTIP Units.  The Company hereby grants to the Grantee an aggregate number of AO LTIP Units as set forth on the cover sheet to this Agreement, with a Class AO LTIP Unit Participation Threshold as set forth on the cover sheet to this Agreement.  Such grant is subject to the terms and conditions of this Exhibit B, the Agreement, the Limited Partnership Agreement, and the Plan.

3.2          Vesting and Forfeiture of AO LTIP Units.

(a)           Subject to Section 3.3 and Section 3.4, the AO LTIP Units shall vest and become exercisable in full as of the date that both the following time-based vesting eligibility requirement and the following performance-based vesting eligibility requirement have been met:

(i)           With respect to the time-based vesting requirement applicable to the AO LTIP Units, the AO LTIP Units will be eligible to vest in full if the Grantee remains in continuous Service from the Grant Date through the third anniversary of the Grant Date; and

(ii)          With respect to the performance-based vesting requirement applicable to the AO LTIP Units, the AO LTIP Units will be eligible to vest in full if at any time during the five-year period following the Grant Date the reported closing price per Share appreciates at least twenty percent (20%) over the Class AO LTIP Unit Participation Threshold per AO LTIP Unit (as set forth on the cover sheet) for a minimum of 20 consecutive trading days.

(b)           Any AO LTIP Units that do not become vested pursuant to Section 3.2(a) shall, without payment of any consideration by the Company or the Limited Partnership, automatically and without notice or further action by the Company or the Limited Partnership or their Affiliates, be forfeited and be and become null and void as of the fifth anniversary of the Grant Date, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such Unvested AO LTIP Units.

3.3          Corporate Transactions.  Notwithstanding any accelerated vesting provisions contained in any employment, service, or other agreement between the Company and the Grantee, which acceleration vesting provisions are hereby expressly superseded and replaced with respect to this Award, (a) if the Grantee holds Unvested AO LTIP Units as of immediately prior to the consummation of a Corporate Transaction, (b) if the Unvested AO LTIP Units are

not assumed, continued, or substituted for in connection with such Corporate Transaction, and (c) if the Grantee continues to provide Service through the consummation of such Corporate Transaction, then (i) the appreciation performance metric under the performance-based vesting eligibility requirement set forth in Section 3.2(a)(ii) shall be pro-rated based on a fraction, the numerator of which is the number of days from the Grant Date to the consummation of such Corporate Transaction and the denominator of which is the total number of days from the Grant Date to the fifth anniversary of the Grant Date, and (ii) the AO LTIP Units shall vest and become exercisable in full as of immediately prior to the consummation of the Corporate Transaction if the deal price for such Corporate Transaction would meet or exceed the pro-rated performance metric.  Any AO LTIP Units that do not become vested pursuant to the immediately preceding sentence shall, without payment of any consideration by the Company or the Limited Partnership, automatically and without notice or further action by the Company or the Limited Partnership or their Affiliates, be forfeited and be and become null and void as of the consummation of such Corporate Transaction, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such Unvested AO LTIP Units.  Any already-Vested AO LTIP Units and any AO LTIP Units vesting and becoming exercisable pursuant to this Section 3.3 shall be subject to the terms and conditions of the definitive Corporate Transaction documents applicable to the AO LTIP Units generally, if any, including without limitation any such terms and conditions of an applicable purchase agreement, and the Grantee hereby consents and agrees to be bound by any and all such terms and conditions with respect to the AO LTIP Units.

3.4          Termination of Service.

(a)           Qualifying Termination.  Upon the Grantee’s termination of Service on account of a Qualifying Termination:

(i)            Unvested AO LTIP Units.  Upon the Grantee’s termination of Service on account of a Qualifying Termination prior to the AO LTIP Units becoming Vested AO LTIP Units pursuant to Section 3.2, notwithstanding any accelerated vesting provisions contained in any employment, service, or other agreement between the Company and the Grantee, which acceleration vesting provisions are hereby expressly superseded and replaced with respect to this Award, (1) if the performance-based vesting eligibility requirement set forth in Section 3.2(a)(ii) has already been met as of the date of such Qualifying Termination or is met within the 90 days following the date of such Qualifying Termination, then a pro-rated number of AO LTIP Units shall vest and become exercisable based on a fraction, the numerator of which is the number of days from the Grant Date to the date of such Qualifying Termination and the denominator of which is the total number of days from the Grant Date to the third anniversary of the Grant Date.

(ii)           Vested AO LTIP Units.  Upon the Grantee’s termination of Service on account of a Qualifying Termination, the Grantee’s Vested AO LTIP Units (including the AO LTIP Units vesting and becoming exercisable pursuant to Section 3.4(a)(i)) shall remain exercisable until the earlier of the close of business at Company headquarters on (1) the 90th day following the date of such termination (the “Early Termination Date”) and (2) the Expiration Date.  If not exercised during such period, the Grantee’s Vested AO LTIP Units shall, without payment of any consideration by the Company or the Limited Partnership, automatically and without notice or further action by the Company or the Limited Partnership or their Affiliates, be forfeited and be and become null and void as of the end of such period, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such AO LTIP Units.

(b)           Other Termination.  Upon the Grantee’s termination of Service for any reason other than a Qualifying Termination and other than for Cause:

(i)            Unvested AO LTIP Units.  The Grantee’s Unvested AO LTIP Units shall, without payment of any consideration by the Company or the Limited Partnership, automatically and without notice or further action by the Company or the Limited Partnership or their Affiliates, be forfeited and be and become null and void as of the date of such termination, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such AO LTIP Units.

(ii)           Vested AO LTIP Units.  The Grantee’s Vested AO LTIP Units shall remain exercisable until the earlier of the close of business at Company headquarters on (1) the Early Termination Date and (2) the Expiration Date.  If not exercised during such period, the Grantee’s Vested AO LTIP Units shall, without payment of any consideration by the Company or the Limited Partnership, automatically and without notice or further action by the Company or the Limited Partnership or their Affiliates, be forfeited and be and become null and void as of the end of such period, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such AO LTIP Units.

(c)           Termination for Cause.  Upon the Grantee’s termination of Service for Cause, the Grantee’s AO LTIP Units (including both Unvested AO LTIP Units and Vested AO LTIP Units) shall, without payment of any consideration by the Company or the Limited Partnership, automatically and without notice or further action by the Company or the Limited Partnership or their Affiliates, be forfeited and be and become null and void as of the date of such termination, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such AO LTIP Units.

3.5          Exercise of AO LTIP Units Prior to Mandatory Conversion Date.

(a)           During the Term (as defined below), each Vested AO LTIP Unit, subject to Section 16.1 of the Plan and subject to the restrictions, limitations, and conditions of vesting, exercise, redemption, and conversion set forth herein and in the Limited Partnership Agreement, shall have the right, at the Grantee’s option, to convert all or a portion of the Grantee’s Vested AO LTIP Units into Vested LTIP Units in accordance with the terms and conditions of the Limited Partnership Agreement.  For this purpose, the “Term” shall commence as of the Grant Date and shall end as of the close of business on the earlier of (i) the Early Termination Date, if applicable, (ii) the Expiration Date, or (iii) the date on which the AO LTIP Units are forfeited, redeemed, or converted as set forth herein, in the Limited Partnership Agreement, or in the Plan.

(b)           When the Grantee wishes to exercise any Vested AO LTIP Unit, the Grantee must notify the Company by filing the proper “Notice of Exercise” form at the address given on the form.  Such notice must specify how many Vested AO LTIP Units the Grantee wishes to exercise and will become effective when it is received by the Company.   If someone else wants to exercise any Vested AO LTIP Units after the Grantee’s death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

3.6          Mandatory Conversion of AO LTIP Units.

(a)           Subject to earlier forfeiture, redemption, or conversion as set forth herein, in the Plan, or in the Limited Partnership Agreement, if the Grantee remains in continuous Service from the Grant Date to the Expiration Date, Vested AO LTIP Units that have not been converted prior to the Expiration Date shall automatically and without any action by the Grantee be converted on such date into Vested LTIP Units, if any, in accordance with the terms and conditions of the Limited Partnership Agreement.  If such Vested AO LTIP Units are not eligible to be converted into any Vested LTIP Units in accordance with the terms and conditions of the Limited Partnership Agreement as of the Expiration Date, then the Vested AO LTIP Units shall automatically and without notice or further action by the Company or the Limited Partnership or their Affiliates, be forfeited and be and become null and void as of the Expiration Date, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such AO LTIP Units.

(b)           In addition, as set forth in the Limited Partnership Agreement, the Company, as the general partner of the Limited Partnership, may elect to convert the AO LTIP Units as provided in the Limited Partnership Agreement.

EXHIBIT C

GRANTEE’S COVENANTS, REPRESENTATIONS, AND WARRANTIES

The Grantee hereby covenants, represents, and warrants as follows:

(a)                                 The Grantee has received and had an opportunity to review the following documents (the “Background Documents”):

(i)                                     The Company’s latest Annual Report to Shareholders;

(ii)                                  The Company’s Proxy Statement for its most recent Annual Meeting of Shareholders;

(iii)                               The Company’s Report on Form 10-K for the fiscal year most recently ended;

(iv)                              The Company’s Form 10-Q for the most recently ended quarter if one has been filed by the Company with the Securities and Exchange Commission since the filing of the Form 10-K described in clause (iii) above;

(v)                                 Each of the Company’s Current Report(s) on Form 8-K, if any, filed since the later of the Form 10-K described in clause (iii) above and the Form 10-Q described in clause (iv) above;

(vi)                              The Limited Partnership Agreement (which for ease of reference may also be found at the following links: Agreement of Limited Partnership (https://www.sec.gov/Archives/edgar/data/1286043/000110465904025213/a04-9717_1ex10d1.htm), Amendment No. 1 (https://www.sec.gov/Archives/edgar/data/1286043/000128604310000044/exhibit10_1.htm), Amendment No. 2 (https://www.sec.gov/Archives/edgar/data/1286043/000110465912017596/a12-6854_3ex10d1.htm), Amendment No. 3 (https://www.sec.gov/Archives/edgar/data/1286043/000110465914054506/a14-17956_1ex10d1.htm) and Amendment No. 4;(2) and

(vii)                           The Plan (which for ease of reference may also be found at the following link: https://www.sec.gov/Archives/edgar/data/1286043/000110465913038799/a13-11723_1ex10d1.htm)(3).

The Grantee also acknowledges that any delivery of the Background Documents and other information relating to the Company and the Limited Partnership prior to the determination by the Limited Partnership of the suitability of the Grantee as a holder of AO LTIP Units shall not constitute an offer of AO LTIP Units until such determination of suitability shall be made.

(b)                                 The Grantee hereby represents and warrants that:

(2)                                 Note to Form: Links to be updated in final agreement.

(3)                                 Note to Form: Links to be updated in final agreement.

(i)                                     The Grantee either (A) is an “accredited investor” as defined in Rule 501(a) under the Securities Act, or (B) by reason of the business and financial experience of the Grantee, together with the business and financial experience of those persons, if any, retained by the Grantee to represent or advise him, her, or it with respect to the grant to him, her, or it of AO LTIP Units, the potential conversion of AO LTIP Units into Partnership Units and the potential redemption of such Partnership Units for Shares, has such knowledge, sophistication, and experience in financial and business matters and in making investment decisions of this type that the Grantee (I) is capable of evaluating the merits and risks of an investment in the Limited Partnership and potential investment in the Company and of making an informed investment decision, (II) is capable of protecting his, her, or its own interest or has engaged representatives or advisors to assist him, her, or it in protecting his, her, or its interests, and (III) is capable of bearing the economic risk of such investment.

(ii)                                  The Grantee understands that (A) the Grantee is responsible for consulting his, her, or its own tax advisors with respect to the application of the U.S. federal income tax laws, and the tax laws of any state, local, or other taxing jurisdiction to which the Grantee is or by reason of the Award of AO LTIP Units may become subject, to his, her, or its particular situation; (B) the Grantee has not received or relied upon business or tax advice from the Company, the Limited Partnership, or any of their respective employees, officers, directors, shareholders, agents, consultants, advisors, or any affiliates of any of them in their capacity as such; (C) the Grantee provides or will provide services to or for the benefit of the Limited Partnership on a regular basis and in such capacity has access to such information, and has such experience of and involvement in the business and operations of the Limited Partnership, as the Grantee believes to be necessary and appropriate to make an informed decision to accept this Award of AO LTIP Units; and (D) an investment in the Limited Partnership and/or the Company involves substantial risks.  The Grantee has been given the opportunity to make a thorough investigation of matters relevant to the AO LTIP Units and has been furnished with, and has reviewed and understands, materials relating to the Limited Partnership and the Company and their respective activities (including, but not limited to, the Background Documents).  The Grantee has been afforded the opportunity to obtain any additional information (including any exhibits to the Background Documents) deemed necessary by the Grantee to verify the accuracy of information conveyed to the Grantee.  The Grantee confirms that all documents, records, and books pertaining to his, her, or its receipt of AO LTIP Units which were requested by the Grantee have been made available or delivered to the Grantee.  The Grantee has had an opportunity to ask questions of and receive answers from the Limited Partnership and the Company, or from a person or persons acting on their behalf, concerning the terms and conditions of the AO LTIP Units.  The Grantee has relied upon, and is making its decision solely upon, the Background Documents and other written information provided to the Grantee by the Limited Partnership or the Company.  The Grantee did not receive any tax, legal, or financial advice from the Limited Partnership or the Company and, to the extent it deemed necessary, has consulted with its own advisors in connection with its evaluation of the Background Documents, this Agreement, and the Grantee’s receipt of AO LTIP Units.

(iii)                               The AO LTIP Units to be issued, the Partnership Units issuable upon conversion of the AO LTIP Units, and any Shares issued in connection with the redemption of any such Partnership Units will be acquired for the account of the Grantee for investment only and not with a current view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to the Grantee’s right (subject to the terms of the AO LTIP Units, the Plan, and this Agreement) at all times to sell or otherwise dispose of all or any part of his or her AO LTIP Units, Partnership Units, or Shares in compliance with the Securities Act, and applicable state securities laws, and subject, nevertheless, to the disposition of his or her assets being at all times within his or her control.

(iv)                              The Grantee acknowledges that (A) neither the AO LTIP Units to be issued, nor the Partnership Units issuable upon conversion of the AO LTIP Units, have been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such AO LTIP Units or Partnership Units are represented by certificates, such certificates will bear a legend to such effect, (B) the reliance by the Limited Partnership and the Company on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Grantee contained herein, (C) such AO LTIP Units, or Partnership Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (D) there is no public market for such AO LTIP Units and Partnership Units, and (E) neither the Limited Partnership nor the Company has any obligation or intention to register such AO LTIP Units or the Partnership Units issuable upon conversion of the AO LTIP Units under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except that, upon the redemption of the Partnership Units for Shares, the Company currently intends to issue such Shares under the Plan and pursuant to a Registration Statement on Form S-8 under the Securities Act, to the extent that (i) the Grantee is eligible to receive such Shares under the Plan at the time of such issuance, and (ii) the Company has filed an effective Form S-8 Registration Statement with the Securities and Exchange Commission registering the issuance of such Shares.  The Grantee hereby acknowledges that because of the restrictions on transfer or assignment of such AO LTIP Units acquired hereby and the Partnership Units issuable upon conversion of the AO LTIP Units which are set forth in the Limited Partnership Agreement or this Agreement, the Grantee may have to bear the economic risk of his, her, or its ownership of the AO LTIP Units acquired hereby and the Partnership Units issuable upon conversion of the AO LTIP Units for an indefinite period of time.

(v)                                 The Grantee has determined that the AO LTIP Units are a suitable investment for the Grantee.

(vi)                              No representations or warranties have been made to the Grantee by the Limited Partnership or the Company, or any employee, officer, director, shareholder, agent, consultant, advisors, or affiliate of any of them, and the Grantee has received no information relating to an investment in the Limited Partnership or the AO LTIP Units except the information specified in paragraph (a) above.

(c)                                  So long as the Grantee holds any AO LTIP Units, the Grantee shall disclose to the Limited Partnership in writing such information as may be reasonably requested with respect to ownership of AO LTIP Units as the Limited Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code, applicable to the Limited Partnership or to comply with requirements of any other appropriate taxing authority.

(d)                                 The Grantee hereby agrees to make an election under Section 83(b) of the Code with respect to the AO LTIP Units awarded hereunder and has delivered with this Agreement a completed, executed copy of the election form attached hereto as Exhibit D.  The Grantee agrees to file the election (or to permit the Limited Partnership to file such election on the Grantee’s behalf) within thirty (30) days after the Award of the AO LTIP Units hereunder with the IRS Service Center at which such Grantee files his or her personal income tax returns.

(e)                                  The address set forth on the signature page of this Agreement is the address of the Grantee’s principal residence, and the Grantee has no present intention of becoming a resident of any country, state, or jurisdiction other than the country and state in which such residence is sited.

(f)                                   The representations of the Grantee as set forth above are true and complete to the best of the information and belief of the Grantee, and the Limited Partnership shall be notified promptly of any changes in the foregoing representations.

EXHIBIT D

ELECTION UNDER SECTION 83(b) OF

THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.                                      The name, address, and social security number of the undersigned:

Name:

Address:

Social Security No.:

2.                                      Description of property with respect to which the election is being made:

The election is being made with respect to        AO LTIP Units in Kite Realty Group, L.P. (the “Limited Partnership”).

3.                                      The date on which the property was transferred is              , 2019.

4.                                      The taxable year to which this election relates is calendar year 2019.

5.                                      Nature of restrictions to which the property is subject:

(a)                                 With limited exceptions, until the AO LTIP Units vest, the AO LTIP Units may not be transferred in any manner without the consent of the Limited Partnership.

(b)                                 The AO LTIP Units are subject to the provisions of an Appreciation Only LTIP Unit Agreement between the undersigned, the Limited Partnership, and Kite Realty Group Trust.  The AO LTIP Units are subject to vesting and forfeiture terms and conditions under the terms of the Appreciation Only LTIP Unit Agreement.

6.                                      The fair market value at time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the AO LTIP Units with respect to which this election is being made was $0 per AO LTIP Unit.

7.                                      The amount paid by the undersigned for the AO LTIP Units was $0 per AO LTIP Unit.

8.                                      A copy of this statement has been furnished to the Limited Partnership and to its sole general partner, Kite Realty Group Trust.

Dated:
(Sign Name)

(Print Name)

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PROCEDURES FOR GRANTEE MAKING ELECTION

UNDER INTERNAL REVENUE CODE SECTION 83(b)

The following procedures must be followed with respect to the attached form for making an election under Internal Revenue Code Section 83(b) in order for the election to be effective:(4)

1.              The Grantee must file one copy of the completed election form with the IRS Service Center where the Grantee files the Grantee’s federal income tax returns within 30 days after the Grant Date of the AO LTIP Units.

2.              At the same time the Grantee files the election form with the IRS, the Grantee must also deliver a copy of the election form to the Secretary of Kite Realty Group Trust.

(4)                                 Whether or not to make the election is your decision and may create tax consequences for you.  You are advised to consult your tax advisor if you are unsure whether or not to make the election.

D-2